                                                                    EXHIBIT 12.1

                     SCHEDULE OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                                                                PERIOD FROM
                                                                                                  PERIOD FROM   JANUARY 1,
                                                                 THREE MONTHS    YEAR ENDED       MAY 5, 1995      1995
                                                                    ENDED      SEPTEMBER 30,          TO        TO JUNE 30,
                                                                 DECEMBER 31, -----------------  SEPTEMBER 30,     1995
                                                                     1997       1997     1996        1995      (PREDECESSOR)
                                                                 ------------ --------  -------  ------------- -------------
Actual:
  Loss before income taxes......................................   $(4,956)   $(14,031) $(9,662)    $(1,725)      $(1,341)
  Consolidated fixed charges....................................       610       1,532      390          94            67
                                                                   -------    --------  -------     -------       -------
  Earnings......................................................   $(4,346)   $(12,499) $(9,272)    $ 1,631         1,274
                                                                   =======    ========  =======     =======       =======
Consolidated Fixed Charges:
  Interest expense..............................................   $   535    $  1,336  $   312     $    80            44
  Rental expenses...............................................        75         196       78          14            23
                                                                   -------    --------  -------     -------       -------
  Consolidated Fixed Charges....................................   $   610    $  1,532  $   390     $    94            67
                                                                   =======    ========  =======     =======       =======
Deficiency of Earnings to Fixed Charges.........................   $(4,956)   $(14,031) $(9,662)    $(1,725)      $(1,341)
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                                                                   =======    ========  =======     =======       =======
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